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                                                                      EXHIBIT 22


                         BIODYNAMICS INTERNATIONAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                         JURISDICTION OF
NAME OF SUBSIDIARY                                           % OWNERSHIP                  INCORPORATION
---------------------------------------------------------------------------------------------------------
Biodynamics International (Deutschland) GmbH                    100%                    Erlangen, Germany
Biodynamics International (United States), Inc.                 100%                     State of Florida
Biodynamics for Partnerships, Inc.                              100%                     State of Florida